Exhibit 99.1

EyePoint Pharmaceuticals Secures Up to $60 Million Debt Facility

– Provides support for the product launches of YUTIQTM and DEXYCUTM –

WATERTOWN, MA – February 13, 2019 – EyePoint Pharmaceuticals, Inc. (NASDAQ:EYPT), a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced that it has entered into a $60 million debt facility with CR Group L.P. (CRG) to retire existing debt and provide additional working capital to support the recent launch of YUTIQTM and the anticipated launch of DEXYCUTM expected later in the first quarter of 2019.

The new facility consists of an initial draw of $35 million, of which approximately $23 million will repay principal, prepayment fees and other costs associated with the secured term loan obtained from SWK Funding LLC in connection with the acquisition of Icon Biosciences. The remaining net proceeds will provide additional working capital to support EyePoint’s two product launches and general operations. EyePoint also has the option, at its sole discretion, to borrow an additional $15 million prior to June 30, 2019. An additional $10 million will be available on or before March 31, 2020 should the Company achieve certain sales milestones from its two commercial products, YUTIQ and DEXYCU. Throughout the facility’s five-year term, the Company is required to make interest-only payments.

Luke Duster, Partner of CRG, stated, “CRG is pleased to be able to provide EyePoint with financing options as the Company launches its commercial products and looks to alter the treatment landscape for two ophthalmic diseases. We hope that this is the start of a long-term relationship as we partner with EyePoint and the Company expands its ophthalmic product portfolio in the future.”

“This financing illustrates our confidence in the trajectory of our product launch plans for YUTIQ and DEXYCU and continued growth as a company,” said David Price, Chief Financial Officer of EyePoint Pharmaceuticals. “The new debt facility provides us with approximately $11.4 million in additional working capital after repaying our existing debt, and, importantly, provides us with significant funding options for the continued support of our two product launches”.

On November 6, 2018, EyePoint announced a change in its fiscal year end to December 31. Accordingly, the Company’s next SEC periodic report will be filed on Form 10-KT in March 2019 and a conference call will be scheduled to discuss results at that time.

About CRG

CRG is a premier healthcare-focused investment firm with nearly $4 billion of assets under management. The firm seeks to commit between $20.0 to $300.0 million in companies across the healthcare spectrum, including: medical devices, biopharmaceuticals, tools & diagnostics, services and information technology. CRG provides growth capital in the form of long-term debt and equity to support innovative, commercial-stage healthcare companies that address large, unmet medical needs. The firm partners with public and private companies to provide flexible financing solutions and world-class support to achieve exceptional growth objectives with minimal dilution. CRG maintains offices in Boulder, New York and Houston. For more information, please visit www.crglp.com.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (formerly pSivida Corp.) (www.eyepointpharma.com), headquartered in Watertown, MA, is a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. With the approval by the FDA on October 12, 2018 of the YUTIQ™ three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, the Company has developed the majority of the FDA-approved sustained-release treatments for eye diseases. The most common adverse reactions reported for YUTIQ were cataract development and increases in intraocular pressure. DEXYCU™ was approved by the FDA on February 9, 2018. DEXYCU, administered as a single intraocular dose at the end of ocular surgery for the treatment of postoperative inflammation, is the first and only FDA-approved intraocular product with this indication. The most common adverse reactions reported by 5-15% of patients were intraocular pressure increased, corneal edema and iritis. DEXYCU employs the Verisome® extended-release drug delivery technology, which encompasses a broad number of related, but distinct drug delivery systems with the potential of incorporating an extensive range of active agents, including small molecules, proteins and monoclonal antibodies. Other than YUTIQ and DEXYCU, the Company has developed three other FDA-approved sustained-release treatments for eye disease: ILUVIEN® (fluocinolone acetonide intravitreal implant), a micro-insert for diabetic macular edema, licensed to Alimera Sciences, Inc., is currently sold directly in the U.S. and several EU countries. Retisert® (fluocinolone acetonide intravitreal implant), for posterior uveitis, is licensed to and sold by Bausch & Lomb, Inc. and Vitrasert (ganciclovir implant), for cytomegalovirus retinitis was licensed and sold by Bausch and Lomb until being discontinued in 2013. The Company’s development programs are focused on using its core Durasert™ and the Verisome platform technologies to deliver drugs to treat posterior segment uveitis (shorter-duration treatment), wet age-related macular degeneration, glaucoma, and other diseases. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter, LinkedIn, Facebook and Google+.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our commercialization of YUTIQ and our plans to commercialize DEXYCU, the expected timing of release of the 24-month and 36-month patient follow-up data for YUTIQ and our expectations regarding the timing of a filing of an application for approval of a next-generation, shorter-duration treatment for posterior segment uveitis, are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce commercial supply of YUTIQ and DEXYCU and commercialize YUTIQ and DEXYCU in the U.S.; our ability to successfully build a commercial infrastructure and enter into and maintain commercial agreements for the launch of DEXYCU and YUTIQ; the development of our next-generation YUTIQ short-acting treatment for uveitis; potential off-label sales of ILUVIEN for non-infectious posterior segment uveitis (“NIPU”); consequences of fluocinolone acetonide side effects; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema (“DME”) which depends on the ability of Alimera Sciences, Inc. (“Alimera”) to continue as a going concern; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to obtain marketing approval for ILUVIEN in its licensed territories for NIPU; potential declines in Retisert royalties; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential exit of the United Kingdom from the European Union; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:

Argot Partners

Kimberly Minarovich

(646) 368-8014

kimberly@argotpartners.com

Joseph Rayne

(617) 340-6075

joseph@argotpartners.com

Media:

Thomas Gibson

(201) 476-0322

tom@tomgibsoncommunications.com